Exhibit 99.1

NEWS RELEASE
For Immediate Release
March 23, 2009

Chesapeake Corporation Announces Bankruptcy Court
Approval of Sale to Investor Group

RICHMOND, Va. -- Chesapeake Corporation (OTCBB: CSKEQ.PK) today announced that the U.S. Bankruptcy Court for the Eastern District of Virginia in Richmond entered an order approving the sale of its operating businesses to a group of investors, including affiliates of Irving Place Capital Management, L.P. and Oaktree Capital Management, L.P.

The transaction remains subject to the satisfaction of standard and customary conditions of closing, including the receipt of regulatory approvals.  The company expects the transaction to close by mid-April 2009.

The company’s financial advisor is Goldman Sachs & Co., its restructuring advisor is Alvarez & Marsal, and its legal advisor in the U.S. is Hunton & Williams LLP.

Information about the proposed sale and Chesapeake’s Chapter 11 proceedings and the proposed related transaction is available on the company’s website at www.chesapeakecorp.com.  Information about the claims process and court filings can be accessed at www.kccllc.net/chesapeake.  General information for vendors who have provided goods or services to the U.S. business is also available at 1-888-830-4660.  General information for U.S. retirees is also available at 1-888-830-4660.  Inquiries can be sent by email to KCC_Chesapeake@kccllc.com.

Chesapeake Corporation protects and promotes the world's great brands as a leading international supplier of value-added specialty paperboard and plastic packaging. Headquartered in Richmond, Va., the company is one of Europe's premier suppliers of folding cartons, leaflets and labels, as well as plastic packaging for niche markets. Chesapeake has 44 locations in Europe, North America, Africa and Asia and employs approximately 5,400 people worldwide.

This news release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: approvals by the U.S. Bankruptcy Court of the company’s proposed plans for reorganization, including approval of the proposed sale of the company’s operating businesses; satisfaction of specified closing conditions for the proposed sale, including the purchasers obtaining financing for the transaction; the company’s ability to remain in compliance with the covenants set forth in the debtor-in-possession credit facility, and its ability to satisfy the conditions to increasing the available borrowings under such facility; the company’s inability to realize the full extent of the expected savings or benefits from restructuring or cost savings initiatives, and to complete such activities in accordance with their planned timetables and within their expected cost ranges; the effects of competitive products and pricing; changes in production costs, particularly for raw materials such as folding carton and plastics materials, and the ability to pass through increases in raw material costs to customers; fluctuations in demand; possible recessionary trends in U.S. and global economies; changes in governmental policies and regulations; changes in interest rates and credit availability; changes in actuarial assumptions related to pension and postretirement benefits plans; changes in liabilities and cash funding obligations associated with the company’s defined benefit pension plans; fluctuations in foreign currency exchange rates; and other risks that are detailed from time to time in reports filed by Chesapeake with the Securities and Exchange Commission.

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Media Relations Contact:                                                        Investor Relations Contact:
Joseph C. Vagi                                                                           Joel K. Mostrom
Manager - Corporate Communications                                  Executive Vice President & Chief Financial Officer
(804) 697-1110                                                                             (804) 697-1147
joe.vagi@chesapeakecorp.com                                               joel.mostrom@chesapeakecorp.com
   www.chesapeakecorp.com                                                        www.chesapeakecorp.com